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                                                                    Exhibit 10.8

                                UAP HOLDING CORP.
                             2003 Stock Option Plan

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                                    ARTICLE I

                               PURPOSE OF THE PLAN

     The purpose of the UAP HOLDING CORP. 2003 STOCK OPTION PLAN (the "Plan") is
(a) to further the growth and success of UAP Holding Corp., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (b) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan (the "Options") shall be nonqualified stock options ("NSOs"). In this Plan, the terms "Parent" and "Subsidiary" mean "Parent Corporation" and "Subsidiary Corporation," respectively, as such terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"). Unless the context otherwise requires, any NSO is referred to in this Plan as an "Option."

                                   ARTICLE II

                                   DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" shall not include at any time any portfolio company of Apollo Management V, L.P. or any of its Affiliates.

     "Board" has the meaning set forth in Section 3.1 hereof.

     "Capital Stock" means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all Common Stock and preferred stock.

     "Cause" means, with respect to termination of the employment of any Optionee by the Company: (i) if such Optionee is at the time of termination a party to an employment or retention agreement with the Company which defines such term, the meaning given therein, and (ii) in all other cases, the termination by the Company of an Optionee's employment based on such Optionee's
(a) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Optionee or the Company or economic injury to the Company, (b) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Optionee or the Company or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or (c) material breach of this Agreement or any other agreement entered into between the Optionee and the Company or any of its Subsidiaries or Affiliates after notice and a

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reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company.

     "Closing Date" means November 24, 2003.

     "Code" has the meaning set forth in Article I hereof.

     "Committee" has the meaning set forth in Section 3.1 hereof.

     "Common Stock" means the common stock of the Company, par value $0.001 per share.

     "Company" has the meaning set forth in Article I hereof.

     "Effective Date" has the meaning set forth in Section 10.2 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Independent Third Party" means, immediately prior to the contemplated transaction, any Person which (a) does not own in excess of five percent (5%) of the Common Stock deemed outstanding, at such time (on a fully diluted basis) and
(b) is not an Affiliate of any such owner.

     "Investor" means Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., or any investment fund managed by Apollo Management V, L.P. or any of its Affiliates, and any of their successors and assigns.

     "Investor Investment" means direct or indirect investments in Shares, preferred stock or other securities of the Company made by the Investor on or after the Closing Date.

     "Investor IRR" means the pretax compounded annual internal rate of return calculated on a quarterly basis realized to the Investor on the Investor Investment, based on the aggregate amount invested by the Investor for all Investor Investments and the aggregate amount received by the Investor for all Investor Investments, assuming all Investor Investments were purchased by one Person and were held continuously by such Person. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received by the Investor in respect of all Investor Investments and including, as a return on such investment, any cash dividends, cash distributions or cash interest made by the Company or any Subsidiary in respect of such investment during such period, but excluding any other amounts payable that are not directly attributable to an Investor Investment.

     "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the Closing Date, among the Company and the holders party thereto, as it is amended, supplemented or restated from time to time.

     "Notice" has the meaning set forth in Section 8.2 hereof.

     "NSOs" has the meaning set forth in Article I hereof.

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     "Option" has the meaning set forth in Article I hereof.

     "Option Agreement" has the meaning set forth in Section 5.2 hereof.

     "Option Price" has the meaning set forth in Section 6.1 hereof.

     "Option Shares" has the meaning set forth in Section 8.2(b) hereof.

     "Optionees" has the meaning set forth in Section 5.1(a).

     "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Plan" has the meaning set forth in Article I hereof

     "Public Offering" means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with an employee benefit plan or made primarily to employees or consultants of the Company.

     "Realization Event" means (a) the consummation of a Sale of the Company or
(b) any transaction or series of related transactions in which the Investor sells at least 50% of the Shares directly or indirectly acquired by it and at least 50% of the aggregate of all Investor Investments.

     "Reorganization" has the meaning set forth in Section 9.1 hereof.

     "Reserved Shares" means, at any time, an aggregate of 84,000 Shares.

     "Sale of the Company" means the sale of the Company to one or more Independent Third Parties, pursuant to which such party or parties acquire (a) Capital Stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's Capital Stock) or (b) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of Common Stock.

     "Subsidiary" means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors or managers thereof.

     "Termination Date" means the tenth anniversary of the Effective Date.

     "Termination of Relationship" means (a) if the Optionee is an employee of the Company or any Subsidiary, the termination of the Optionee's employment with the Company and its Subsidiaries for any reason; (b) if the Optionee is a consultant to the Company or any Subsidiary,

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the termination of the Optionee's consulting relationship with the Company and its Subsidiaries for any reason; and (c) if the Optionee is a director of the Company or any Subsidiary, the termination of the Optionee's service as a director of such Company or Subsidiary for any reason.

     "Vested Options" means Options that have vested in accordance with the applicable Option Agreement.

                                  ARTICLE III

             ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1  Committee.

     The Plan shall be administered by the Board of Directors of the Company (the "Board") or the Compensation Committee (the "Committee") appointed from time to time by the Board. The term "Committee" shall, for all purposes of the Plan other than this Article III, be deemed to refer to the Board if the Board is administering the Plan.

3.2  Procedures.

     The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3  Interpretation.

     Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of the Plan, including the interpretation of the provisions of the Plan and any Option Agreement (including, without limitation, whether any particular termination of employment is for Cause), and all decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all participants in the Plan.

3.4  Number of Shares.

     Subject to the provisions of Article IX (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Options may be granted under the Plan shall not exceed the Reserved Shares. If and to the extent that Options granted under the Plan terminate, are reduced in number, expire or are canceled without having been fully exercised, new Options may be granted under the Plan with respect to the Shares covered by the unexercised portion of such terminated, expired or canceled Options.

3.5  Reservation of Shares.

     The number of Shares reserved for issuance upon the exercise of Options granted under

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the Plan shall at no time be less than the maximum number of Shares which may be purchased at any time pursuant to outstanding Options.

                                   ARTICLE IV

                                   ELIGIBILITY

4.1  General.

     Options may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company or any of its Subsidiaries on the date of the grant. All Options granted under the Plan shall be NSOs.

                                    ARTICLE V

                                GRANT OF OPTIONS

5.1  General.

     Subject to Section 5.6, Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine:

     (a) The persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees")

     (b) The time or times at which Options shall be granted; and

     (c) The number of Shares for which an Option may be exercisable.

5.2  Option Agreements.

     Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan. Each Option shall specify the number of Shares for which such Option shall be exercisable and the exercise price for such Shares. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement") that shall be executed by the Company and the Optionee.

5.3  Vesting.

     The Committee, in its sole discretion, shall determine whether and to what extent any Options are subject to vesting based upon the Optionee's continued service to, or the performance of duties for, the Company and its Subsidiaries.

5.4  No Evidence of Employment or Service.

     Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with

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the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion, (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

5.5  Date of Grant.

     The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

5.6  Shares.

     Options shall be granted to purchase a specified number of Shares not to exceed, in the aggregate, the Reserved Shares. Options may only be exercisable for whole Shares.

                                   ARTICLE VI

                                  OPTION PRICE

6.1  General.

     The price (the "Option Price") at which each Share may be purchased shall be determined by the Committee and set forth in the Option Agreement.

                                  ARTICLE VII

                        AUTOMATIC TERMINATION OF OPTIONS

     Each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates set forth in the applicable Option Agreement, consistent with the terms of this Plan. Any Shares that are not acquired as a result of an Option expiring without being fully exercised shall be available for award by the Committee to another eligible person.

                                  ARTICLE VIII

                             PROCEDURE FOR EXERCISE

8.1  Payment.

     The exercise price shall be paid in cash (by wire transfer of immediately available funds to a bank account held by the Company designated by the Committee or a personal or certified check payable to the Company); provided that at the time an Option is granted under this Plan, the Committee may, in its sole discretion, specify one or more of the following other forms of payment which may be used by an Optionee (but only to the extent permitted by applicable law) upon exercise of his or her Option:

     (a)  by cancellation of indebtedness of the Company to the Optionee;

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     (b) by surrender of shares of Common Stock which either (i) have been owned by the Optionee for more than six months and have been paid for within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (and, if such shares of Common Stock were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by the Optionee in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3);

     (c) by waiver of compensation due or accrued to the Optionee for services rendered to the Company or any of its Subsidiaries;

     (d) if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq National Market), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3); or

     (e) a combination of the methods set forth in clauses (a) through (e).

8.2  Notice.

     An Optionee (or other person, as provided in Section 10.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state:

     (a) That the Optionee elects to exercise the Option;

     (b) The number of Shares with respect to which the Option is being exercised (the "Option Shares");

     (c) The method of payment for the Option Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

     (d) The date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

     (e) A copy of any election filed or intended to be filed by the Optionee with respect to such Option Shares pursuant to Section 83(b) of the Code; and

     (f) Any additional provisions consistent with the Plan as the Committee may from time to time require.

     The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee. Such Notice shall also contain, to the extent such Optionee is not then a party to the Investor Rights Agreement, an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Optionee agrees to become a party to the Investor

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Rights Agreement.

8.3  Issuance of Certificates.

     The Company shall issue stock certificates in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of
Section 10.2), for the securities purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such securities; provided that the Company, in its sole discretion, may elect to not issue any fractional Shares upon the exercise of any Options (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and in lieu of issuing such fractional Shares, shall pay the Optionee the fair market value thereof as determined by the Board in good faith. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10.2 shall have any privileges as a stockholder of the Company with respect to any Shares of stock subject to an Option granted under the Plan until the date of issuance of stock certificates pursuant to this Section 8.3.

                                   ARTICLE IX

                                   ADJUSTMENTS

9.1  Changes in Capital Structure.

     If the Common Stock is changed by reason of a stock split, reverse stock split, or stock combination, stock dividend or distribution, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (a "Reorganization"), the Board shall, and, if cash dividends are declared or paid on Common Stock, the Board may, make such adjustments in the number and class of shares of stock available under the Plan as shall be necessary to preserve to an Optionee rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation, a corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change. The Company will not, in any event, permit the exercise price of any Option to be less than the par value of the Common Stock.

9.2  Special Rules.

     The following rules shall apply in connection with Section 9.1 above:

     (a) No adjustment shall be made for cash dividends (except as described in Section 9.1) or the issuance to stockholders of rights to subscribe for additional Shares, or other securities; and

     (b) Any adjustments referred to in Section 9.1 shall be made by the Board in its discretion and shall, absent manifest error, be conclusive and binding on all Persons holding any Options granted under the Plan.

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9.3  Right to Include Vested Options upon a Realization Event.

     Upon a Realization Event, the Company may, but is not obligated to, purchase each outstanding Vested Option for an amount equal to (a) the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event (b) less the Option Price thereof.

                                   ARTICLE X

                    RESTRICTIONS ON OPTIONS AND OPTION SHARES

10.1 Compliance With Securities Laws.

     No Options shall be granted under the Plan, and no Shares shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

     The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (a) to represent in writing that the Shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Company. Stock certificates representing Shares acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the legends as may be required by the Investor Rights Agreement and Option Agreement evidencing a particular Option.

10.2 Nonassignability of Option Rights.

     No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Options shall thereafter be exercisable, during the period specified in the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

     Before issuing any Shares upon exercise of Options to any person who is not already a party to the Investor Rights Agreement, the Company shall obtain, in appropriate form, an executed Adoption Agreement from such person unless a Public Offering shall have already occurred.

     This Plan shall become effective on the date of its adoption by the Board (the "Effective Date").

10.3 Restrictions for Canada.

     For the purposes of the Plan, if an Optionee is a resident of Canada, such Optionee's

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employment with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Optionee's actual and active employment with the Company or Subsidiary, whether such day is selected by agreement with the individual or unilaterally by the Company or Subsidiary and whether with or without advance notice to the Optionee. For the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such termination of employment will be utilized in determining entitlement under the Plan.

                                   ARTICLE XI

                             TERMINATION OF THE PLAN

     No Options may be granted after the Termination Date. Any Option outstanding as of the Termination Date shall remain in effect until the earlier of the exercise thereof and the Option Term with respect to such Option.

                                  ARTICLE XII

                                AMENDMENT OF PLAN

     The Plan may be modified or amended in any respect by the Committee with the prior approval of the Board; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of common stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, the Plan may not be modified or amended with respect to any existing Option Agreement if such change would impair the rights of the applicable Optionee without the consent of such Optionee.

                                  ARTICLE XIII

                                    CAPTIONS

     The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

                                  ARTICLE XIV

                                WITHHOLDING TAXES

     Whenever, under the Plan, securities are to be delivered to an Optionee upon exercise of an NSO, such Optionee shall remit or, in appropriate circumstances, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state, local and foreign withholding tax and employment tax requirements relating thereto. The Company shall deduct from such number of securities to be delivered to Optionee the number of securities necessary for the Company to satisfy all current or estimated future Federal, state, local and foreign

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withholding tax and employment tax requirements relating thereto.

                                   ARTICLE XV

                                OTHER PROVISIONS

     Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

                                  ARTICLE XVI

                                NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

                                  ARTICLE XVII

                                  GOVERNING LAW

     All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                                   * * * * * *

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     As adopted by the Board of Directors of UAP Holding Corp. on November 24,
2003.

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